UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 7, 2007

Armor Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-18863	59-3392443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13386 International Parkway, Jacksonville, Florida	32218
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (904) 741-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On May 7, 2007, Armor Holdings, Inc., a Delaware corporation (‘‘Armor’’), entered into an Agreement and Plan of Merger (the ‘‘Merger Agreement’’) with BAE Systems, Inc., a Delaware corporation (‘‘BAE Systems’’), and BAE Systems’ wholly-owned subsidiary, Jaguar Acquisition Sub, Inc., a Delaware corporation (‘‘Merger Sub’’).

The Merger Agreement

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Armor with Armor continuing as the surviving corporation (the ‘‘Merger’’). Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger, each share of Armor common stock, $0.01 par value, (the ‘‘Armor Common Stock’’), issued and outstanding immediately prior to the effective time of the Merger, other than shares as to which dissenters’ rights are properly asserted under Delaware law and shares owned by Armor, BAE Systems, or Merger Sub or their respective subsidiaries, will be converted into the right to receive a cash amount of $88.00, without interest (the ‘‘Per Share Amount’’). Additionally, at the effective time of the Merger, each outstanding stock option, restricted stock grant, restricted stock unit or other equity award (each, an ‘‘Armor Stock Award’’) shall be cancelled automatically, and at the effective time of the Merger, converted into the right to receive a lump sum cash payment (less any applicable withholding) equal to (A) with respect to stock option awards, the product of (i) the total number of shares of Armor Common Stock subject to such holder’s Armor Stock Award or Awards immediately prior to the effective time of the Merger and (ii) the excess, if any, of the Per Share Amount over the exercise price per share of Armor Common Stock subject to such Armor Stock Award or Awards and (B) with respect to awards of restricted stock, the product of (i) the total number of shares of Armor Common Stock subject to such holder’s Armor Stock Award or Awards immediately prior to the Effective Time and (ii) the Per Share Amount.

Armor has made customary representations, warranties and covenants in the Merger Agreement, including among others (i) to conduct its and its subsidiaries’ businesses in the ordinary and usual course during the period between the execution of the Merger Agreement and the effective time of the Merger (the ‘‘Interim Period’’), (ii) not to engage in certain kinds of transactions or take certain actions during the Interim Period, (iii) to cause a meeting of Armor’s stockholders to be held to vote on the adoption of the Merger Agreement, (iv) to cease immediately any discussions and negotiations with respect to any alternate acquisition proposal, (v) not to solicit any alternate acquisition proposal or enter into discussions concerning or furnish information in connection with any alternate acquisition proposal, subject to certain exceptions; and (vi) that Armor’s board of directors has recommended that the Merger and the Merger Agreement be adopted by Armor’s stockholders, in each case, subject to certain exceptions.

The Merger has been approved by Armor’s and BAE System’s boards of directors. Each party’s obligation to consummate the Merger is subject to customary closing conditions, including (i) approval of the holders of Armor’s Common Stock; (ii) absence of any law or order prohibiting the completion of the Merger; (iii) expiration or termination of the Hart-Scott-Rodino waiting period (or any extension thereof); (iv) the period of time for any applicable review process under Exon-Florio (as defined in the Merger Agreement) shall have expired and the President of the United States shall not have taken action to prevent the consummation of the Merger; (v) accuracy of the representations and warranties of the other party, generally except where the failure of such representations and warranties to be accurate would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Merger Agreement) on the party making such representations and warranties; and (vi) material compliance of the other party with its covenants.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement contains certain termination rights for both Armor and BAE Systems, and further provides that, upon termination of the Merger Agreement under specified circumstances, Armor would be required to pay BAE Systems a termination fee of $140,000,000.00.

Material Relationships with BAE Systems

Armor and BAE Systems have certain existing business relationships, none of which are material to Armor’s financial results.

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any security holder of Armor. The proposed transaction will be submitted to Armor’s stockholders for their consideration, and Armor will file a proxy statement to be used to solicit stockholder approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the ‘‘SEC’’). Armor’s stockholders are urged to read the proxy statement regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A definitive proxy statement seeking approval of the proposed transaction will be sent to security holders of Armor. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Armor with the SEC at the SEC’s website at www.sec.gov. Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, when available, without charge, by directing a request to Armor Holdings, Inc., to Ian Graham, our Senior Vice President, General Counsel and Secretary, at 13386 International Parkway, Jacksonville, Florida, 32218 or at Armor’s Investor Relations page on its corporate website at www.armorholdings.com. Information on our Internet website does not constitute a part of this Current Report on Form 8-K.

In addition, Armor and its officers and directors may be deemed to be participants in the solicitation of proxies from Armor stockholders with respect to the Merger. A description of any interests that Armor’s officers and directors have in the Merger will be available in the proxy statement when it becomes available. Information concerning Armor’s directors and executive officers is set forth in Armor’s proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 30, 2007 and its Annual Report on Form 10-K, which was filed with the SEC on February 26, 2007. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to the investor relations page on its corporate website at www.armorholdings.com.

Information in this Report may involve guidance, expectations, beliefs, plans, intentions or strategies regarding the future. Armor may use words such as ‘‘anticipates,’’ ‘‘believes,’’ ‘‘plans,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘future,’’ and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties are described in Armor’s filings with the Securities and Exchange Commission, including the Armor’s Registration Statement on Form S-3, its 2006 Form 10-K and amendments thereto and most recently filed Forms 8-K and 10-Q. All forward-looking statements included in this Report are based upon information available to Armor as of the date of the Report, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document. Numerous factors could cause or contribute to such risks and uncertainties. Such factors include risks and uncertainties specific to this transaction, including but not limited to adverse effects on the market price of the Armor’s common stock and on the Armor’s operating results because of failure to complete the transaction (due to failure to obtain stockholder or regulatory approvals or to satisfy all of the other conditions to the transaction).

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of May 7, 2007, by and among Armor Holdings, Inc., BAE Systems, Inc., and Jaguar Acquisitions Sub Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2007

ARMOR HOLDINGS, INC.
By:	/s/ Robert R. Schiller
	Name:	Robert R. Schiller
	Title:	President and Chief Operating Officer

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of May 7, 2007, by and among Armor Holdings, Inc., BAE Systems, Inc., and Jaguar Acquisitions Sub Inc.